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                                                                  EXHIBIT 10.12

                                   AGREEMENT

This agreement is made this 1st day of December, 1995, by and between Virtual Mortgage, Inc., a Nevada corporation (the "Company"), and American Growth Capital Corporation, a Nevada corporation ("AGCC").

WHEREAS the Company has issued a Confidential Private Placement Memorandum (the "PPM") for its issue of One Million Shares of Series A Convertible Preferred Stock (the "Stock"), and

WHEREAS the Company has asked for AGCC to assist the Company in marketing shares of the Stock pursuant to the terms of the PPM,

THE PARTIES HEREBY AGREE that

AGCC shall be entitled to market shares of the Stock to investors who may qualify to purchase those shares pursuant to the terms of the PPM.

AGCC shall receive, from the proceeds of any such sale of the Stock to any investor who is introduced to the Stock by AGCC, a maximum fee equal to TWENTY-THREE and ONE HALF PERCENT (23.5%) of the purchase price of all shares sold to that investor.

This Agreement does not supersede any previous agreements between the parties concerning the PPM. In the event of a question as to the party responsible for introducing an investor to the Stock, written statements from the investor to AGCC shall be conclusive evidence of AGCC's entitlement to the fee described above.

The Company, not AGCC, is responsible for ensuring that the investor is an Accredited Investor, as that term is described in the PPM, as is, therefore, a suitable investor.

IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.

        The Company:                    American Growth Capital Corporation:

        By: /s/ Michael Barron          By: /s/ Donna Snyder
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                Michael Barron                  Donna Snyder

        Its:  C.E.O.                    Its:  President
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